UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2023

MATIV HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13948	62-1612879
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

100 North Point Center East, Suite 600
Alpharetta, Georgia	30022
(Address of principal executive offices)	(Zip Code)

1-800-514-0186

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act. (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act. (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act. (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act. (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 par value	MATV	New York Stock Exchange

☐  Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐  If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 15, 2023, Mativ Holdings, Inc. (the “Company”) announced the departure of Andrew Wamser from his role as Executive Vice President and Chief Financial Officer of the Company, effective April 1, 2023. As part of the Company’s merger with Neenah, Inc. (“Neenah”), Mr. Wamser helped transition and organize the finance function at the Company and, following such transition, Mr. Wamser is separating from the Company.

Effective April 2, 2023, Greg Weitzel will become the Chief Financial Officer of the Company. Mr. Weitzel, age 51, has served as Vice President – Financial Planning and Analysis of the Company since the closing of the Company’s merger with Neenah on July 6, 2022. Mr. Weitzel had previously served in senior finance positions with Neenah since 2013. Prior to joining Neenah, Mr. Weitzel served in several positions of increasing responsibility at Georgia-Pacific LLC since 1994.

In connection with his appointment as Chief Financial Officer, Mr. Weitzel will receive an annual base salary of $425,000, a short-term performance-based incentive bonus targeted at $276,250, and a long-term incentive award with a target grant date value of $531,250 and delivered in the same equity mix as the Company’s 2023 annual grants of long-term incentive awards to the Company’s other executive officers, in each case pro-rated for time actually served as Chief Financial Officer of the Company during 2023.

The selection of Mr. Weitzel to serve as Chief Financial Officer was not pursuant to any arrangement or understanding with respect to any other person. There are no family relationships between Mr. Weitzel and any director or executive officer of the Company, and there are no transactions between Mr. Weitzel and the Company that would be required to be reported under Item 404 (a) of Regulation S-K.

For purposes of the Company’s executive severance plan and other plans and policies applicable to Mr. Wamser, Mr. Wamser’s departure is a termination without “cause” following a “change of control.” As a result of his termination with the Company, Mr. Wamser will be entitled to receive compensation and benefits consistent with a termination without “cause” following a “change of control” as previously described in the “Interests of SWM’s Directors and Executive Officers in the Merger” section of the Company’s joint proxy statement/prospectus filed with the U.S. Securities and Exchange Commission on May 23, 2022.

Item 8.01	Other Events.

On March 15, 2023, the Company issued a press release announcing the departure of Mr. Wamser and the appointment of Mr. Weitzel as Chief Financial Officer. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Title or Description

99.1	Press Release by Mativ Holdings Inc., dated March 15, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mativ Holdings, Inc.

By:	/s/ Ricardo Nunez
Ricardo Nunez
Chief Legal Officer, Secretary and Chief Compliance Officer

Dated: March 15, 2023